Exhibit 32.b

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Quarterly Report of Dial Global, Inc. (formerly Westwood One, Inc.) (the “Company”) on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hiram M. Lazar Chief Financial Officer of the Company, certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Hiram M. Lazar
Hiram M. Lazar
Chief Financial Officer
March 28, 2012

*	This statement is being furnished to the Securities and Exchange Commission as an exhibit to this Quarterly Report on Form 10-Q. A signed original of this written statement required by Section 906 has been provided to Dial Global, Inc. and will be retained by Dial Global, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.